Exhibit 10.2

CO-PLACEMENT AGENT AGREEMENT

October 21, 2009

Tang Hui Tian, President
China Baicaotang Medicine Limited
No. 102, Chengzhan Road
Liuzhou City, Guangxi Province, PRC

Dear Mr. Tang:

This Co-Placement Agent Agreement (the “Agreement”) is entered into by and among Ingenious Paragon Global Limited, a company organized under the laws of the British Virgin Islands (“Ingenious”), Forever Well Asia Pacific Limited, a Hong Kong company and the wholly owned subsidiary of Ingenious (“Forever Well”), Guangxi Liuzhou Baicaotang Medicine Limited, a company organized under the laws of the PRC (“BCT”), Hefeng Pharmaceutical Company Ltd. (“Hefeng”), and Guangxi Liuzhou Baicaotang Medicine Retail Limited (“Retail”)(each of Ingenious, Forever Well, BCT, Hefeng and Retail shall be referred to individually as a “BCT Company” and, as the “Company”), Purden Lake Resource Corp., a Delaware corporation (“Pubco”), May Davis Partners, LLC (“May Davis”) and American Capital Partners LLC (“ACP”).  May Davis and ACP shall be referred to herein individually as a “Co-Placement Agent” and collectively herein as the “Co-Placement Agents”.

RECITALS

A.           The Company will enter into an agreement with Pubco, a shell corporation that files reports with the Securities and Exchange Commission, pursuant to which Ingenious shall become a wholly owned subsidiary of Pubco and immediately after the Merger, the business of Pubco shall be the business of the Company.

B.           As a condition to the closing of the Merger, Pubco shall close on a private offering of its securities through the Co-Placement Agents as more fully described in this Agreement.

1.   The Offering and the Reverse Transaction.

(a) The Company will offer (the “Offering”) for sale through the Co-Placement Agents, as exclusive agents for the Company, a minimum (the “Minimum Amount”) of $5,820,000 of units (each, a “Unit” and, collectively, the “Units”) and a maximum (the “Maximum Amount”) of $11,470,000 of Units on a reasonable efforts basis.  Additionally, the Offering may be increased an additional 500 Units (or $5,000,000) above the Maximum Amount, at the sole discretion of the Company (the “Over-Allotment”).  Each Unit shall be offered and sold at a purchase price of $10,000 per Unit (the “Unit Price”) and shall consist of:

(i) 3,937 shares of Pubco common stock, par value $0.001 per share (the “Common Stock”), and

(ii) a warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 514 shares of Common Stock (the “Warrant Shares”).

(b) The Warrants shall be exercisable at any time and from time to time after the date of issuance, at a per share exercise price equal to one hundred fifty (150%) percent of the price per share of Common Stock underlying the Units (or $3.81) and shall be exercisable for a period of five (5) years after the date of issuance for cash only.  The Warrants shall also provide for full ratchet anti-dilution protection.

(c) The terms, rights and privileges of the Units, Common Stock, the Warrants and the Warrant Shares (sometimes collectively referred to herein as the “Securities”), shall be set forth in the Company’s Confidential Private Placement Memorandum (together, with any and all amendments, supplements, exhibits and/or appendices thereto, and the information incorporated by reference therein collectively, the “Memorandum”).

(d) During the one year period following the final Closing, the Company shall grant to subscribers that purchase Units in the Offering a right of first refusal to participate in Company financings.

(e) Placement of the Units by the Co-Placement Agents will be made on a “reasonable efforts, all-or-none” basis with respect to the Minimum Amount.  The minimum subscription for Units shall be one (1) Unit for $10,000 provided, however, that the Company and the Co-Placement Agents may, in their mutual discretion, offer fractional Units.  The Units will be offered during the period (the “Offering Period”) commencing on the date of the Memorandum and for the Minimum Amount ending on November 20, 2009 (the “Expiration Date”) unless such date is extended as mutually agreed to by the Placement Agent and the Company; for the Maximum Amount ending on December 21, 2009.  Whether or not extended beyond the Expiration Date, the date on which the Offering Period shall terminate is hereinafter referred to as the “Termination Date.”

(f) The Placement Agent shall not tender to the Company and the Company shall not accept subscriptions for, or sell Units to, any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

(g) The offering of the Units will be made by the Company solely pursuant to the Memorandum and the Subscription Documents (as hereinafter defined), which at all times will be in form and substance acceptable to the Co-Placement Agents and their counsel and contain such legends and other information as the Co-Placement Agents and their counsel may, from time to time, deem necessary and desirable to be set forth therein.

(h) The Co-Placement Agents will keep confidential and not disclose to any third party any confidential information of the Company made available to the Co-Placement Agents by the Company or its agents, and will use the confidential information only in connection with the services they  provide to the Company under this Agreement; provided, however, such confidential information shall not include:  (i) any information already lawfully available to or in the possession of the Co-Placement Agents prior to the date of its disclosure to the Co-Placement Agents by the Company; (ii) any information in the Memorandum, (iii) any information generally available to the public; or (iv) any information that becomes available to the Co-Placement Agents on a non-confidential basis from a third party that to the knowledge of the Co-Placement Agents is not bound by a confidentiality obligation to the Company; and that such confidential information may be disclosed (i) to the Co-Placement Agents’ partners, employees, agents, advisors, attorneys and representatives in connection with the services they provide to the Company under this Agreement, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; (ii) to any person with the written consent of the Company, including to any prospective investors; or (iii) if either of the Co-Placement Agents is compelled to disclose such information by the order of any Court of competent jurisdiction or any regulatory authority or stock exchange, in which event the applicable Co-Placement Agent shall:  (A) notify the Company promptly in writing of the existence and terms of, and circumstances surrounding, such a request; and (B) if, upon the advice of its outside legal counsel, disclosure of any confidential information is required, disclose only such portion of the confidential information as is required to be disclosed.

(i) At or prior to the date of the Memorandum, the Company and Pubco shall enter into an agreement (the “Reverse Transaction Agreement”) pursuant to which Pubco and the Company effect a reverse transaction (the “Reverse Transaction”), subject to the receipt in the Escrow Account of gross proceeds of the Offering of not less than the Minimum Amount pursuant to which:

(i)  Ingenious shall become a wholly owned subsidiary of Pubco;

(ii) Pubco’s sole business shall be the business of the Company;

(iii) The officers and directors of Pubco immediately prior to the Reverse Transaction shall resign and new officers and directors shall be appointed by the Company.

2.   Subscription and Closing Procedures.

(a) Each prospective purchaser will be required to complete and execute an investor eligibility questionnaire, a subscription agreement and a Registration Rights Agreement (as hereinafter defined) in the forms annexed to the Memorandum (collectively, the “Subscription Documents”), which will be forwarded or delivered to the applicable Co-Placement Agent at such Co-Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s check or good funds (including wire of funds) in the full amount of the subscription price for the number of Units desired to be purchased.

(b) The Subscription Documents shall direct prospective purchasers to tender funds for subscriptions for the Offering to a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”).  All funds for subscriptions received from the Offering by the Co-Placement Agents or the Company will be promptly forwarded by such Co-Placement Agent or the Company, as the case may be, to, and deposited into, the Escrow Account.  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Co-Placement Agents and the Escrow Agent.  The Company will pay all fees related to the establishment and maintenance of the Escrow Account.  The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Co-Placement Agents for distribution to the subscribers.  The Company will give notice to the Co-Placement Agents of its acceptance of each subscription.  The Company, or the Co-Placement Agents on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Co-Placement Agents upon such return.

(c) If subscriptions for at least the Minimum Amount have been accepted prior to the Expiration Date, or the Termination Date if the Co-Placement Agents and the Company have agreed to extend the Offering Period as contemplated in Section 1(e), the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held with respect to those Units (the “Closing”).  Delivery of payment for the accepted subscriptions for Units from the funds held in the Escrow Account against delivery of the Units by the Company, will be made at the Closing at the offices of May Davis at the address set forth in Section  12 hereof (or at such other place as may be mutually agreed upon between the Company and the Co-Placement Agents), net of amounts due to the Co-Placement Agents and their blue sky counsel as of such Closing.  Executed instruments/certificates for the Common Stock and Warrants constituting the Units and the Agent’s Warrants (as hereinafter defined) will be in such authorized denominations and registered in such names as the Co-Placement Agents may request on or before the date of Closing (the “Closing Date”), and will be made available to the Co-Placement Agents for checking and packaging at their respective offices at the Closing.

(d) If, on or before the Termination Date (as defined below),

(i) Subscription Documents and the funds therefor equal to at least the Minimum Amount have not been received and accepted by the Company, and

(ii) all of the conditions set forth in this Agreement or elsewhere to the closing of the sale of at least the Minimum Amount have not been received and accepted by the Company,

the Offering will be terminated, no Units will be sold, and the Escrow Agent will, upon written instructions of the Co-Placement Agents and the Company, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

3.   Representations, Warranties and Covenants of the Co-Placement Agents.  The Co-Placement Agents hereby represent, warrant and covenant, jointly, but not severally, to the Company that:

(a) Each of the Co-Placement Agents is registered as a broker-dealer, pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(b) The Units will be offered and sold pursuant to the registration exemption provided by Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”), in a private placement not involving a public offering and pursuant to the requirements, if any, of any state of the United States in which the Units are offered or sold.

(c) Each of the Co-Placement Agents will offer Units for sale in such circumstances as is in compliance with the securities or “blue sky” laws of the states in which the potential investors are located based upon an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions.

4.   Representations, Warranties and Covenants of the Company.  Each of the BCT Companies, jointly and severally, represent, warrant and covenant to each Co-Placement Agent that:

(a) The Memorandum has been prepared solely by the Company and conforms to the requirements, if any, imposed by the SEC on the Company in respect of offers and sales to accredited investors only pursuant to Rule 506 of Regulation D, and all other applicable rules and regulations of any regulatory authority (the “Regulations”).

(b) With respect to actions taken by the Company, the Units will be offered and sold pursuant to the registration exemption provided by Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D, in a private placement not involving a public offering and pursuant to the requirements, if any, of any state of the United States in which the Units are offered or sold.

(c) The Memorandum describes and discloses in detail all material aspects of, among other items, the Company, the Securities, the attendant risks of an investment in the Company and the Securities, the business of the Company and insider transactions and relationships, and the Company’s capitalization.  The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption from registration available pursuant to Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D, and knows of no reason why any such exemption would be otherwise unavailable to it.

(d) The Memorandum does not and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

(e) Except for the compensation set forth in this Agreement, the Company is not obligated to pay, and has not obligated either of the Co-Placement Agents to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify each of the Co-Placement Agents from any such claim made by any other person as more fully set forth in herein.   Except for negotiations with the Co-Placement Agents, the Company has not offered for sale or solicited offers to purchase Units or any other securities. Other than the Co-Placement Agents, no other person has any right to participate (including, but not limited to, pre-emptive right, rights of first refusal and/or any other rights) in any offer, sale or distribution of the Company’s and/or Pubco’s securities.

(f) All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the (a) authorization, execution, and delivery of (i) this Agreement, (ii) the Memorandum, (iii) the Subscription Documents, (iv) the Reverse Transaction Agreement(v) and all other relevant documents, exhibits and schedules (all of the foregoing documents being collectively referred to as the “Transaction Documents”), and (b) the performance of all obligations of the Company hereunder and thereunder, has been taken and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

(g) The Company will furnish each of the Co-Placement Agents, from time to time, such number of copies of the Memorandum, any exhibits thereto and agreements and documents referred to therein, as either of the Co-Placement Agents may reasonably request.

(h) If any event shall occur or condition exist as a result of which it is necessary or advisable, in the opinion of the Company or either of the Co-Placement Agents, to amend or supplement the Memorandum in order that the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers, the Company will forthwith prepare and furnish to each of the Co-Placement Agents such number of copies as the Co-Placement Agents may reasonably request of an amendment or supplement to the Memorandum (in form and substance satisfactory to the Co-Placement Agents and their counsel) that will ensure that the Memorandum does not contain any misstatements or omissions and is not in any respect misleading and provide the same to offerees.

(i) The Company will advise the Co-Placement Agents promptly of (i) the occurrence of any event or the existence of any condition known to the Company referred to in (l) above hereof; (ii) the receipt by the Company of any communication from the SEC, any state securities commissioner or any other domestic or foreign securities or financial regulatory authority or self-regulatory organization concerning the offering of the Securities; and (C) the commencement of any lawsuit or proceeding to which the Company is a party relating to the Securities or the Offering.

(j) The Company will (i) make available to each offeree of the Securities, the Memorandum; and (ii) provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the Offering and to obtain any other additional information about the Company and the Securities to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense and it is not otherwise confidential or trade secret information.

(k) None of BCT Companies   are in default in the performance or observance of any material obligation (i) under their respective charters or by-laws (or similar constituent documentation), or any indenture, mortgage, contract, purchase order or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties are bound or affected; or (ii) with respect to any order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the business, including proposed business, and prospects of the Company.

(l) Each of the BCT Companies has full right, power and authority to execute and deliver this Agreement, the other Transaction Documents, any document, certificate or instrument required hereunder or to be executed or delivered at any Closing in connection with the Offering, and to perform all of their respective obligations hereunder and thereunder or contemplated hereby or thereby. The Transaction Documents and other documents have been, or will be, duly executed and delivered by the applicable BCT Company and the execution and delivery by the applicable BCT Company of the Transaction Documents and the performance of all of their  respective obligations will be duly authorized by all requisite corporate action by the applicable BCT Company, and each other document (assuming the due authorization and execution of the other parties thereto) executed and delivered and obligation performed constitutes, or will constitute, the legal, valid and binding obligation of the applicable BCT Company enforceable in accordance with its respective terms.

(m) The (i) authorization, execution, delivery and performance of the Transaction Documents will not, to the best of the Company’s knowledge, (1) violate any provision of law or statute or any order of any court or other governmental agency applicable to any BCT Company, or (2) conflict with or result in any  breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of any BCT Company under their respective charters or by-laws, or any indenture, mortgage, lease agreement or other material agreement or instrument to which any BCT Company is a party or by which they or any of their respective properties are bound or affected except for violations, conflicts breaches and defaults that would not, individually or in the aggregate materially and adversely affect the Company, the Co-Placement Agents or any investor.

(n)  No permit, consent, approval, authorization, order of, or filing with, any court or governmental authority is required in connection with the execution and delivery by the BCT Companies of this Agreement or to consummate the Offering.

(o) There is no action, suit or proceeding before or by any United States  or non-United States court or governmental agency or body, now pending or, to the knowledge of the Company, threatened against or affecting any BCT Company, or any of their properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, prospects and business of the Company, the business plan as described in the Memorandum, and the properties or assets of the Company taken as a whole ( together, a “Material Adverse Effect”).

(p) The Company has (i) duly and timely filed all tax returns required to be filed by the Company under applicable law that include or relate to the Company, its income, assets, payroll, operations or business, which tax returns are true, correct and complete in all material respects; (ii) duly and timely paid, in full, all taxes which are currently due and payable and for which the Company is liable; or (iii) adequately reserved for taxes that have not been paid or are in dispute.

(q) The Company, to the best of its knowledge, is not in default under any agreement, lease, license contract or commitment, whether oral or written including, without limitation, agreements including and related to the Reverse Transaction, consulting agreements with non-Company personnel, or with employees and consultants (the “Company Agreement(s)”), to which the Company is a party or by which any of its assets are bound, and there is no event known to the Company that, with notice, or lapse of time, or both, would constitute a default by any party to any Company Agreement or give any party the right to terminate or modify any of the same and the Company has not received notice that any party to any Company Agreement intends to cancel or terminate any Company Agreement or to exercise or not to exercise any renewal or extension options under any Company Agreement, except as to any events described in this subparagraph that would not have a Material Adverse Effect;

(r) The Company holds, and is in compliance with, all permits, licenses, registrations and authorizations required by it in connection with the conduct of the business of the Company as currently conducted under all domestic and foreign, Federal, state and local laws, rules and regulations (the “Permits”), except where the failure to be in compliance has not had, and is not reasonably expected to have, a Material Adverse Effect;

(s) The Company’s financial statements included in the Memorandum and those filed with the Securities and Exchange Commission will be true and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Company as of the dates specified;

(t) Since December 31, 2006, the Company has conducted its business in the ordinary course and has not suffered any Material Adverse Effect. The Company does not have any liabilities or obligations (whether actual or accrued, accruing or contingent, or otherwise) which, individually or in aggregate, would be deemed material, other than those set forth in the balance sheet included within the financial statements included in the Memorandum, and those incurred, in the ordinary course of its business, since December 31, 2008.

(u) The capitalization of the Company shall be correctly and completely described in the Memorandum and, except as shall be disclosed therein, no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Documents.  There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to shares of capital stock of the Company, except as shall be reflected in the capitalization tables included in the Memorandum.  All of the outstanding shares of capital stock of the Company have been validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding interests was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities.

(v) The Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business (collectively, the “Intellectual Property Rights”), except to the extent that the failure to have such Intellectual Property Rights, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect.  No claims have been made or threatened by any third party to the effect that Intellectual Property Rights used by the Company violate or infringe upon the rights of such claimant.  To the actual knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

(w) At the Closing, the Company will deliver, or cause to be delivered, to the Co-Placement Agents, in each case in form and substance satisfactory to the Co-Placement Agents and their counsel: (i) a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer thereof certifying (1) that the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects as of the Closing; and, (2)  that the representations and warranties of the Company contained in each subscription agreement entered into with a prospective purchaser of the Securities are true and correct in all material respects as of the date of such certificate, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct in all material respects as of such other date; and at the Closing, and (ii) an opinion of the Company’s PRC, Hong Kong, British Virgin Islands and domestic legal counsel, in form and substance reasonably satisfactory to the Co-Placement Agents.

(x) The Company further agrees that it will not consummate the Offering unless it delivers or causes to be delivered the items described herein to the Placement Agent at the Closing.  The consummation of the offering and the release of the purchaser funds to the Company shall be further subject to the completion of the Closing.

(y) The Company will be responsible for and comply with all applicable notification and fee requirements to qualify the Offering  under the state securities or “blue sky” laws of such jurisdiction in which any sales pursuant to the offering may be transacted and as may otherwise be required or as requested by either of the Co-Placement Agents provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation.

(z) The Company will take all such action as may be required to provide that the subsidiaries, affiliates and parent entities within the Company group will not offer or sell any securities in circumvention of this Agreement.

5.   Representations, Warranties and Covenants of Pubco.  Pubco represents, warrants and covenants to each Co-Placement Agent that:

(a) All corporate action on the part of Pubco, its officers, directors, and shareholders necessary for the (A) authorization, execution, and delivery of (1) the Common Stock, (2) the Warrants, (3) the Escrow Agreement, (4) the Warrant Shares and all other relevant documents, and (B) the performance of all obligations of Pubco under any of the Transaction Documents, and (C) the authorization, issuance (or reservation for issuance), and delivery of the Securities has been taken and the Transaction Documents to which Pubco is a party constitute valid and legally binding obligations of Pubco, enforceable in accordance with their respective terms.

(b) The Securities when issued and delivered in accordance with the terms of the Subscription Documents and this Agreement will be duly and validly issued.  The Common Stock, Warrants and Warrant Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.  The holders of the Securities will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of Pubco or similar contractual rights granted by Pubco.

(c) Immediately prior to the Closing, the Agent’s Warrants (as defined in Section 6(e) hereof) to be issued at such Closing, and all other aspects of compensation and/or expenses to be paid to the Co-Placement Agents, will have been duly and validly authorized by Pubco.  No holder of any of the Agent’s Warrants will be subject to personal liability solely by reason of being such a holder, and none of the Agent’s Warrants (or underlying securities), are or will be subject to preemptive rights, right of first refusal and/or other similar rights.  Neither the issue of the Securities, the Agent Warrants, nor the Common Stock issuable upon exercise of the Agent Warrants will cause an adjustment under anti-dilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of Pubco.  Immediately prior to the Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for full issuance upon the exercise of the Agent’s Warrants and the Warrants.

(d) Pubco’s common stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “PDNK.”  Pubco has received no notice and has no reason to believe the Common Stock will not continue to be eligible for quotation on the OTCBB.

(e) Pubco has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Section 503 of Regulation D or with any other United States securities laws, rules and regulations.

(f) Pubco has filed all SEC reports required to be filed of it and is current in its reporting requirements.  All Pubco SEC reports when made did not contain any false or misleading statements.

(g) For the benefit of the Co-Placement Agents, Pubco hereby incorporates by reference all of its representations and warranties as set forth in the Reverse Transaction Agreement with the same force and effect as if specifically set forth herein.

6.   Co-Placement Agent Appointment and Compensation.

(a) The Company and Pubco hereby appoint the Co-Placement Agents as their exclusive agents in connection with the Offering.  The Company and Pubco acknowledge that the Co-Placement Agents may use selected dealers (the “Selected Dealers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) to fulfill their agency hereunder provided that such dealers are compensated solely by the Co-Placement Agents.  Without the prior written consent of the Co-Placement Agent, the Company has not and will not make, or permit to be made, any offers or sales of the Units, other than through the Co-Placement Agents.  The Co-Placement Agents have no obligation to purchase any of the Units.  The agency of the Co-Placement Agents hereunder shall continue until the later of the Termination Date and the Closing.

(b) The Company will cause to be delivered to the Co-Placement Agents copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws, and hereby authorizes the Co-Placement Agents and their respective agents, employees and selected dealers to use the Memorandum in connection with the offering and sale of the Units until the earlier of the Closing and the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(c) The Company will cooperate with the Co-Placement Agents by making available to their representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d) As compensation for its services under this Agreement, at the Closing (or any subsequent closings), the Co-Placement Agents will receive:

(i) a cash fee (the “Selling Commissions”) equal to the sum of ten (10%) percent of the net proceeds of the Offering released to the Company and received from investors that purchase Units; and

(ii) a non-accountable marketing allowance of three (3%) percent of the net proceeds of the Offering released to the Company (the “Non-Accountable Allowance”).

The Selling Commissions and Non-Accountable Allowance are sometimes collectively referred to herein as the “Agent’s Fee.”

(e) As additional compensation hereunder, at the Closing the Company will issue to the Co-Placement Agents or their designees, for nominal consideration, warrants (“Agent’s Warrants”) to purchase ten (10%) percent of the gross number of Common Shares sold at the Closing (including any Over-Allotment accepted by the Company but not including the Warrant Shares).  The Agent’s Warrants shall have an initial per share exercise price equal to one hundred twenty (120%) percent of the price per share of Common Stock underlying the Units ($3.05), subject to adjustment.  Each of the Co-Placement Agents will be permitted to transfer some or all of their Agent’s Warrants to their affiliates, registered representatives and to Selected Dealers who participate with the Co-Placement Agents in the Offering.  The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”  The Agent’s Warrants shall be exercisable, at any time and from time to time for period of 5 years after the date of issuance.  The Agent’s Warrants shall contain an immediate cashless exercise provision and shall contain the same anti-dilution provisions as are included in the Warrants.

(f) The Company shall pay all of the Co-Placement Agent’s expenses in connection with the Offering, including, but not limited to, long distance telephone calls, filing fees, mail, overnight packages, copying, and printing and shall pay up to $100,000 of the Co-Placement Agent’s legal fees (excluding all expenses relating to Blue Sky work and FINRA filings which will be additional charges).  In addition, the Company shall reimburse each of the Co-Placement Agents for all reasonable professional consulting fees, including travel to visit the Company’s facilities, not to exceed $20,000, in the aggregate.  Upon closing of the Offering, all the above fees and expenses of the Co-Placement Agents will be paid by the Company immediately upon request by the Co-Placement Agents.  At the Closing, the Company shall pay to May Davis a one-time due diligence fee of $50,000.

(g) Right of First Refusal.  The Company will grant the Co-Placement Agents a right of first refusal for a period of twelve (12) months from the date hereof to act as exclusive placement agents on any future private placement of the Company’s securities or as lead managing underwriters on any public offering of the Company’s securities.  It is understood that if a third (3rd) party provides the Company with written terms with respect to a future securities offering and/or sale (“Written Offering Terms”), the Company shall promptly present same to the Co-Placement Agents.  Each of the Co-Placement Agents shall have ten (10) business days from its actual receipt of the Written Offering Terms in which to determine whether or not to accept such offer.  If both of the Co-Placement Agents refuse, and provided that such financing is consummated with another placement agent or underwriter upon the same or better terms as the Written Offering Terms, the Company may elect to use another broker/dealer, but in no event shall such use of another broker/dealer result in the Co-Placement Agents waiving and/or forfeiting its right of first refusal for subsequent Company offerings of its securities.

7.   Covenants of the Company. The Company hereby covenants and agrees that:

(a) Except with the prior written consent of the Co-Placement Agents, the Company shall not, at any time prior to the Closing, take any action which would cause any of the representations, warranties and covenants made by it in this Agreement, the Memorandum or the Subscription Documents not to be complete, accurate and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations, warranties and covenants had been made on and as of such date.

(b) If, at any time prior to the Closing:

(i) any event shall occur which materially affects the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations, warranties and covenants contained herein or in the Transaction Documents remain materially true; or

(ii) in case it shall, in the opinion of counsel to the Co-Placement Agents and the Company, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Co-Placement Agents and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Co-Placement Agents copies of appropriate amendments and/or supplements to the Memorandum in such quantities as the Co-Placement Agents may request.  The Company shall not at any time, whether before or after the Closing, prepare or use any amendment or supplement to the Memorandum of which the Co-Placement Agents shall not previously have been advised and furnished with a copy, or to which the Co-Placement Agents or their counsel will have reasonably objected in writing or orally (confirmed in writing within 72 hours), or which is not in compliance in all material respects with the Securities Act, the Regulations and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the C-Placement Agents and their counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Securities for offering or the suspension of any exemption for such qualification or registration of the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) The Company shall comply with the Securities Act, the Regulations, the Exchange Act, all applicable state securities laws and the rules and regulations thereunder in the states in which the Co-Placement Agents’ counsel has advised the Co-Placement Agents that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Co-Placement Agents, any and all reports on Form D as are required.

(d) The Company shall use its commercial best efforts to qualify the Units for sale (or seek exemption therefrom) under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Co-Placement Agents, and the Company shall make such applications and furnish information as may be required for such purposes, provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction.  The Company shall, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Co-Placement Agents may reasonably request.

(e) The Company shall place a legend on the certificates representing the Common Stock, Warrants and the Warrant Shares issued to subscribers stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.

(f) The Company shall apply the net proceeds from the sale of the Units for such purposes as are specifically described in the “Use of Proceeds” section of the Memorandum.  Except as may be expressly and specifically set forth in the “Use of

Proceeds” section of the Memorandum, the net proceeds of the Offering shall not be used to pay any obligation and/or repay indebtedness of the Company, including, without limitation, indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Co-Placement Agents.

(g) During the Offering Period, the Company shall afford prospective purchasers of Units an opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(h) Except with the prior written consent of the Co-Placement Agents (which consent shall not be unreasonably withheld) or as expressly disclosed in the Memorandum, the Company shall not, at any time prior to the Termination Date, engage in or commit to engage in any transaction outside the ordinary course of business or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as expressly set forth in the Memorandum.

(i) Until the Termination Date, neither the Company nor any person or entity acting on its behalf shall negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company’s debt or equity securities in the United States except to the extent that such a negotiation is contemplated in the Memorandum.  Neither the Company nor anyone acting on its behalf shall, until the Termination Date, offer for sale to, or solicit offers to subscribe for Units from, or otherwise approach or negotiate in respect thereof with any other person.

(j) Until the earlier of (i) the Termination Date and (ii) the Closing, the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever without the Co-Placement Agents’ express prior written consent, unless in the reasonable judgment of the Company and its counsel, and after notification to the Co-Placement Agents, such press release or other communication is required by law.

(k) The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Units, the Securities, the Warrant Shares and the Agent’s Warrants, and shall also pay its own expenses for accounting fees, legal fees, bound volumes of closing documents, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Co-Placement Agents may reasonably request.  In addition, the Company shall pay all filing fees and costs for Blue Sky services and related filings and expenses of the Co-Placement Agents’ counsel with respect to Blue Sky exemptions (collectively, the “Blue Sky Expenses”), which shall be paid to the Co-Placement Agents’ counsel upon the First Closing (or upon demand by the Co-Placement Agents if a First Closing does not incur within a reasonable period of time).  Additional Blue Sky Expenses incurred after the First Closing, if any, shall be paid at any subsequent Closing, as applicable.  The Blue Sky filings shall be prepared by the Co-Placement Agents’ counsel for the Company’s account.  Further, as promptly as practicable after the Closing, the Company shall prepare, at its own expense, velobound "closing binders" relating to the Offering and will distribute such binders to the individuals designated by counsel to the Co-Placement Agents.  Lastly, upon a determination by the Co-Placement Agents that one or more FINRA Rule 2710 filings are required, the Company will pay all filing fees costs and expenses in connection with such filing to be prepared by the Co-Placement Agents’ counsel.

(l) On or before the Closing Date, the Company shall deliver to the Co-Placement Agents, lock up agreements (the “Lock Up Agreements”) executed by among others, (i) the original shareholders of BCT; and (ii) the original shareholder of Forever Well (collectively, the “Shareholders”) pursuant to which the Shareholders shall be prohibited from selling any shares of stock of the Company for a period of one year after the effective date of the Registration Statement.

(i) Effective as of the Closing Date, the Co-Placement Agents (and/or their designee) shall have the right to nominate, and the Company shall use its best efforts to have appointed, one (1) person (the “Placement Agent Director”) to serve as a member of Pubco’s Board of Directors.  The Company covenants and agrees to take, or to cause to be taken on its behalf, all action necessary and/or reasonably requested by the Co-Placement Agents to cause the Placement Agent Director to be appointed to the Board of Directors within ten (10) business days of the Placement Agent’s nomination of such person.  The Placement Agent Director’s appointment to Pubco’s Board of Directors shall be for a period of two (2) years commencing on the date of such person’s appointment to the Board of Directors.

(ii) In the event that at any time and/or from time to time, a Placement Agent Director is not serving as a Director on Pubco’s Board of Directors for any reason or no reason, then the Placement Agent may designate one (1) person (the “Observer”) to attend all meetings (including telephone meetings) of Pubco’s Board of Directors for a two (2) year period, commencing on the Closing Date.  The Observer shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by Pubco to its Board of Directors as when and in the same manner as provided to the other Directors; provided, however, the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that Pubco reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Pubco and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the Observer is a competitor of Pubco.

(m) During the one (1) year period following the final Closing, the Company shall not file and/or issue any shares of Common Stock pursuant to an S-8 Registration Statement.

(n) Registration Rights.

(i) The Company will grant to each investor that purchases Units in the Offering the registration rights (including penalty provisions), set forth in the registration rights agreements (the “Registration Rights Agreements”) by and between the Company and each of the investors.

(ii) The Placement Agent (and any Selected Dealers participating in the Offering) shall be afforded registration rights identical to those afforded to investors in the Registration Rights Agreements with respect to the Common Stock issuable upon exercise of the Agent Warrants, except for the delinquent filing and effectiveness cash penalties afforded such investors thereunder, and such registration rights shall be subject applicable Rule 415 limitations and other applicable SEC Guidance.

(o) The Company will hire within sixty (60) days after the Closing a bilingual Chief Financial Officer, fluent in English.

(p) The Company will retain an experienced PCAOB auditor with prior China public company experience within thirty (30) days after to the Closing.

(q) The Company will begin discussion with an investor relations/public relations firm, reasonably acceptable to the Co-Placement Agents, within a reasonable time after the Closing, not to exceed 60 days after the Closing and shall retain such investor relations/public relations firm at such time as there is an effective registration statement or the Common Stock is available for resale under Rule 144.  The Company shall agree to escrow $150,000 of the Offering net proceeds for the Co-Placement Agents to pay such firm.

(r) The Company and the Co-Placement Agents shall negotiate a make good agreement (the “Make Good Agreement”) based on Twenty Six Million Dollars ($26,000,000) recurring operating net income before extraordinary gains and excluding non-cash expenses for the year ending December 31, 2010.  At the Closing, the management of the Company shall place in escrow management’s shares, in aggregate equal to Four Million (4,000,000) shares of the Company’s Common Stock under the Make Good provisions in the Subscription Agreement.

(s) Commencing on the date hereof, and for the two year period following the Closing, the Company shall not pay any dividends and/or increase the compensation of its officers.

(t) Immediately after the Closing, the Company shall use its best efforts to have its Common Stock listed on Nasdaq or NYSE Amex Equities as soon as practicable.

8.   Conditions of Co-Placement Agents’ Obligations.  The obligations of the Co-Placement Agents hereunder are subject to the fulfillment, at or before the Closing, of the following additional conditions:

(a) Each of the representations and warranties made by the Company herein shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date.

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed by and complied with it under the Transaction Documents at or before the Closing.

(c) No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

(d) The Co-Placement Agents shall have received certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, certifying, in such detail as the Co-Placement Agents may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b) and (c) above.

(e) The Company shall have delivered to the Co-Placement Agents on the Closing Date:

(i) a good standing certificate with respect to each of the BCT Companies and Pubco certified by the secretary of state of their respective jurisdictions of incorporation and each jurisdiction in which each of them is qualified to do business as a foreign corporation dated no earlier than five business days prior to the Closing Date;

(ii) certified resolutions of the Company’s Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents;

(iii) the Lock Up Agreements; and

(iv) the Reverse Transaction Documents.

(f) On or prior to the date hereof and at the Closing, either the Chief Executive Officer or the Chief Financial Officer of the Company shall have provided a certificate to the Co-Placement Agents confirming that there have been no undisclosed material and adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the Memorandum, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Co-Placement Agents may reasonably request.

(g) At the Closing, the Company shall pay and deliver to the Co-Placement Agents the Agent’s Fee, calculated in accordance with Section 6(d) and, if applicable, the Blue Sky Expenses in accordance with Section 7(k) hereof.

(h) At the Closing, the Company shall have delivered to the Co-Placement Agents and/or their respective designees, the appropriate number of Agent’s Warrants, calculated in accordance with Section 6(e) hereof.

(i) There shall have been delivered to the Co-Placement Agents a signed opinion of the Company’s PRC, Hong Kong, British Virgin Islands and domestic legal counsel, dated as of each Closing Date, in the form mutually agreed upon by the Company and the Co-Placement Agents.

(j) At the Closing, each officer, director and significant shareholder of the Company shall deliver to the Placement Agent a 10b-5 Letter, in form and substance satisfactory to the Company and the Co-Placement Agents, signed and executed by each such person.

(k) All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Securities and the Agent’s Warrants will be reasonably satisfactory in form and substance to the Co-Placement Agents and their counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

9.   Indemnification and Contribution.

(a) Indemnification of the Placement Agent by the Company.  The Company agrees to indemnify and hold harmless the Co-Placement Agents and each person, if any, who controls either of the Co-Placement Agents within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Co-Placement Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Transaction Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Transaction Documents, (iii) the omission or alleged omission by the Company to state in the Transaction Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) any liability incurred by a Co-Placement Agent arising from the Escrow Agreement between the Company, the Escrow Agent and the Co-Placement Agents not due to a Co-Placement Agent Non-Indemnity Event (hereinafter defined); and will reimburse such Co-Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Co-Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Co-Placement Agent and the Company or the Co-Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission made in reliance upon and in conformity with written information regarding such Co-Placement Agent that is furnished to the Company by such Co-Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by such Co-Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the “Placement Agent Non-Indemnity Events”).

(b) Indemnification of the Selected Dealers by the Company.  The Company agrees to indemnify and hold harmless each Selected Dealer and each person, if any, who controls a Selected Dealer within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selected Dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any Blue Sky Application, (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Documents, or (iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Selected Dealer and each such controlling person for any legal or other expenses reasonably incurred by such Selected Dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between such Selected Dealer and the Company or such Selected Dealer and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission made in reliance upon and in conformity with written information regarding such Selected Dealer specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by such Selected Dealer of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the “Selected Dealer Non-Indemnity Events”).

(c) Procedure.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section  9, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability under this Section  9  as to the particular item for which indemnification is then being sought, except and to the extent that the indemnifying party is materially prejudiced thereby, from any other liability that it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section  9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(d) Contribution.  If the indemnification provided for in this Section  9 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 9(c) above) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the applicable Co-Placement Agent or Selected Dealer, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the applicable Co-Placement Agent or Selected Dealer, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the applicable Co-Placement Agent or Selected Dealer, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering received by the Company bear to the commissions received by the applicable Co-Placement Agent or Selected Dealer.  The relative fault of the Company, on the one hand, and the applicable Co-Placement Agent or Selected Dealer, on the other hand, will be determined with reference to, among other things, whether the untrue or statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, and the applicable Co-Placement Agent or Selected Dealer, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the applicable Co-Placement Agent’s obligations under this Section 8 (d) shall not exceed the actual commissions received by the applicable Co-Placement Agent.

(e) Equitable Considerations.  The Company, the Co-Placement Agents and each Selected Dealer agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

(f) Attorneys’ Fees.  The amount payable by a party under this Section  9 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).  Notwithstanding the foregoing, with respect to any third party action, fees and disbursements of separate counsel for the indemnified party shall only be paid by the indemnifying party if there is a conflict of interest between the indemnified party and the indemnifying party and, in such, case, only with respect to one counsel for all the indemnified parties.

10.   Termination.

(a) The Offering may be terminated by the Co-Placement Agents at any time prior to the Termination Date in the event that:

(i) any of the representations, warranties or covenants of the Company contained herein, in the Memorandum or in any other Transaction Document shall prove to have been false or misleading in any material respect when actually made;

(ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Documents; or

(iii) there shall occur any event which could materially adversely affect the transactions contemplated hereby or the other Transaction Documents or the ability of the Company to perform thereunder.

(b) If this Offering expires on the Termination Date due to the failure to raise the Minimum Amount, the Co-Placement Agents shall be entitled to reimbursement for all of their out of pocket expenses, including, but not limited to, all legal fees and expenses of its counsel.

(c) Upon any such termination, the Co-Placement Agents and the Company will cause, via written instructions to the Escrow Agent, all monies received with respect to the subscriptions for Units not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.

11.   Survival.

(a) The obligations of the parties under Section 9   above and to otherwise pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination or expiration hereunder.  The provisions of Sections 6 and 14 hereto shall also survive any termination or expiration hereunder.

(b) The respective indemnities, agreements, representations, warranties and other statements of the Company or the Co-Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Co-Placement Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units.

12.   Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received,

(a) if sent to the Co-Placement Agents, will be mailed, delivered or telefaxed and confirmed to:

May Davis Partners, LLC
800 Third Avenue
9th Floor
New York, NY 10022
Attention: Owen May
Fax number: (212) 508-2124

American Capital Partners LLC
205 Oser Avenue
Hauppauge, New York 11788
Attn : Chris Stala
Fax number: (631) 234-1311

with a copy to (such copy shall not constitute notice):

Gusrae, Kaplan, Bruno & Nusbaum PLLC
120 Wall Street, 11th Floor
New York, New York 10005
Attention: Lawrence G. Nusbaum
Fax number: (212) 809-5449

(b) and if sent to the Company, to:

China Baicaotang Medicine Limited
No. 102, Changsha Road
Liuzhou City, Guangxi Province, PRC
Attention: Tang Hui Tian, President
Fax number:

with a copy to (such copy shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 024
Manalapan, New Jersey 07726
Attention:                      Richard I. Anslow, Esq.
Eric M. Stein, Esq.
Fax Number: (732) 577-1188

13.   Counterparts.  This Agreement and any amendments, waivers, consents, or supplements may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile shall be as effective as delivery of a manually executed counterpart thereof.

14.   Applicable Law; Costs.  This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the inpersonam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

15.   Miscellaneous.  No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[SIGNATURE PAGE TO PLACEMENT AGENT AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Co-Placement Agents in accordance with its terms.

Very truly yours,

INGENIOUS PARAGON GLOBAL LIMITED By: ___________________________ Name: Title:	HEFENG PHARMACEUTICAL COMPANY LTD. By: ___________________________ Name: Title:
FOREVER WELL ASIA PACIFIC LIMITED By: ___________________________ Name: Title:	GUANGXI LIUZHOU BAICAOTANG MEDICINE RETAIL LIMITED By: ___________________________ Name: Title:
CHINA BAICAOTANG MEDICINE LIMITED By: ___________________________ Name: Tang Hui Tian Title: Chief Executive Officer	PURDEN LAKE RESOURCES CORP. By: ___________________________ Name: Title:

Accepted and agreed to this ____ day of __________, 2009

MAY DAVIS PARTNERS, LLC By: ___________________________ Name: Owen May Title: CEO	AMERICAN CAPITAL PARTNERS LLC By: ___________________________ Name: Title:

25